Exhibit 10.13

Amendment 2 to Licensing Agreement – Ukraine Market

1.	This Amendment refers to the Exclusive Distribution and Licensing Agreement between Resdevco Ltd. and Wize Pharma (formerly: Star Night Technologies) signed on May 1, 2015 (hereinafter called the “Agreement”)

2.	Territory is extended to The Ukraine, therefore the term Territory refers to both the USA and the Ukraine markets.

3.	If the Agreement is terminated for the USA Territory, this event will have no consequences on this Amendment with the original Agreement

4.	The term “FDA” should be replaced by “Ministry of Health of Ukraine” throughout the Agreement

5.	The royalty payment per box/unit and guaranteed yearly minimum royalty payment commences on the date of signing this Amendment, overriding the date of section 7.1 of the Agreement

6.	The following text overrides section 7.3 in the Agreement:

The minimum guaranteed yearly royalty payment deductible from the total royalty per box/unit due will be paid to RESDEVCO in the same calendar year and is not transferable to another year. Payment of the guaranteed yearly minimum royalty will be made to RESDEVCO in January each year in one installment. VAT is added according to the law The minimum payments are as follows:

18,000 US dollars (eighteen thousand US dollars) in 2016 at the time of signature to this Amendment 2.

21,000 US dollars (twenty-one thousand US dollars) in January 2017.

30,000 US dollars (thirty thousand US dollars) in January 2018 and in all following years. Replacement of defected merchandise shall not constitute necessity to pay royalty for the same actual sale.

7.	Section 12.3 of the Agreement is not applicable to this Amendment.

8.	Presently the unit dose eye drops are not registered in the Ukraine under any trademark. Registration of Conheal® by Resdevco is already requested.

9.	This Amendment will take effect at the time of signature and Resdevco will inform Pharmastulln immediately to allow Wise Pharma to sign a Contract Manufacturing regarding Ukraine.

10.	In Appendix A of the Agreement, sections 5 and 6 are not applicable

11.	Appendix B of the Agreement is not applicable

12.	Appendix C of the Agreement is not applicable as the documents related to the claim of “Treating Conjunctivochalasis” are already in the possession of Dr. Gideon Stein through Nitsan Shmueli, advocate.

/s/ Prof. S. Dikstein	31.5.2016
Resdevco Ltd	Date

/s/ Or Eisenberg	31/5/2016
Wize Pharma Ltd	Date